LEASE MODIFICATION AND PARTIAL SURRENDER AGREEMENT

LEASE MODIFICATION AND PARTIAL SURRENDER AGREEMENT (this “Agreement”) dated as of the 9th day of August, 2011 between SLG 625 LESSEE LLC, having an office c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 (hereinafter referred to as “Landlord”) and CENTERLINE AFFORDABLE HOUSING ADVISORS LLC, having an office at 625 Madison Avenue, New York, New York 10022 (hereinafter referred to as “Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord’s predecessor-in-interest, 625 Madison Avenue Associates, as landlord, and Tenant’s predecessor-in-interest, Related Partners, Inc., as tenant, entered into that certain lease dated as of December 31, 1995 (the “Existing Lease”), as amended by that certain (i) First Amendment of Lease dated as of June 12, 1997, (ii) Second Amendment of Lease dated as of May __, 2001 (the “Second Amendment”), (iii) Amendment to Lease dated as of January 14, 2005, and (iv) Lease Modification and Additional Space Agreement (the “Additional Space Agreement”) dated as of January 15, 2005 (as so amended, collectively the “Original Lease”) covering the entire rentable portions of the fourth (4th) and fifth (5th) floors (the “Premises”) in the building known as and located at 625 Madison Avenue, New York, New York (the “Building”), under the terms and conditions contained therein;

WHEREAS, Tenant’s predecessor-in-interest, Related Capital Company, LLC, as sublandlord, and Bulgari Corporation of America, the predecessor-in-interest to Bulgari Retail USA S.r.l., as subtenant, entered into that certain Sublease Agreement dated as of December 17, 2006 covering a portion of the Premises (the “Remaining Premises”) on the fourth (4th) floor of the Building, as shown hatched on Exhibit A annexed hereto and made a part hereof; and

WHEREAS, the term of the Lease is set to expire on December 31, 2017 (the “Expiration Date”) unless earlier terminated in accordance with the provisions thereof, but subject to the modifications regarding the Expiration Date set forth herein; and

WHEREAS, Tenant has requested that Landlord agree to allow Tenant to surrender the entire Premises excluding the Remaining Premises (the Premises excluding the Remaining Premises is hereinafter referred to as, the “Surrender Premises”) in two (2) phases, as more particularly set forth herein, subject to and in accordance with the terms and conditions of this Agreement;

WHEREAS, Tenant acknowledges and agrees that Landlord intends to lease the Surrender Premises to a third-party in phases for a term commencing immediately following the Phase I Early Cancellation Date and the Phase II Early Cancellation Date, as applicable (as such terms are defined herein); and

WHEREAS, Landlord has agreed to accept surrender of the Surrender Premises prior to the Expiration Date under the terms and conditions contained herein and Tenant and Landlord wish to modify the Original Lease as set forth below, and the Original Lease, as so modified by this Agreement, is hereinafter referred to as the “Lease”.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.         Surrender of the Surrender Premises; Term for the Remaining Premises.

(a)        (i)           Effective as of 11:59 p.m. on date which is the later to occur of (x) seven (7) days following the date hereof and (ii) the date Tenant’s Phase I Work is completed (time being of the essence with respect to such dates) (the “Phase I Early Cancellation Date”), Tenant shall surrender to Landlord, the portion of Premises on the fourth (4th) floor of the Building as more particularly shown hatched on Exhibit A-1 annexed hereto (the “Phase I Surrender Premises”) and Original Lease, solely with respect to the Phase I Surrender Premises, and the term and estate thereby granted (including all renewal and/or extension rights), solely with respect to the Phase I Surrender Premises, together with the Phase I Surrender Premises thereby demised, with the intent and purpose that the estate of Tenant in and to the Phase I Surrender Premises shall be extinguished in its entirety and the term of the Original Lease, solely with respect to the Phase I Surrender Premises, shall expire on the Phase I Early Cancellation Date with the same force and effect as if the Phase I Early Cancellation Date were the original Expiration Date of the term of the Original Lease subject, however, to the provisions of this Agreement.  On or prior to the Phase I Early Cancellation Date, Tenant shall deliver to Landlord possession of the Phase I Surrender Premises: (i) free of all occupants and of all rights of any other party, as tenant, subtenant or other occupant (“Occupancies”) and all encumbrances of or created by Tenant (or anyone claiming by, through or under Tenant), (ii) in broom-clean condition and otherwise in accordance with the terms, covenants and conditions of the Original Lease as if the Phase I Early Cancellation Date were the Expiration Date and (iii) deliver to Landlord, in working order and condition (but otherwise in its “as is” condition), all of the HVAC Equipment (as defined below) that is located in and/or services (as of the date hereof) the Phase I Surrender Premises (including, without, limitation, the thermostat that is connected to the one (1) water-cooled supplemental unit located in the Remaining Premises (such equipment being referred to as the “Phase I HVAC Equipment”); provided, however, Landlord shall accept the Phase I Surrender Premises in its current “as is” condition subject to Tenant’s obligation to remove any personal property (other than the FF&E (as defined below)) therefrom and subject to Tenant’s obligation to perform Tenant’s Phase I Work (as hereinafter defined).  From and after the Phase I Early Cancellation Date, the Existing Tenant (as defined below) shall be responsible to maintain, repair and/or replace the Phase I HVAC Equipment in accordance with terms and conditions of the Existing Tenant Agreement (as defined below), but Tenant shall remain responsible through the Phase II Early Cancellation Date to maintain, repair and/or replace the remaining portions of the Phase I HVAC Equipment and to provide the required condenser water to operate such HVAC Equipment.

(ii)           Effective as of 11:59 p.m. on the date which is twenty-eight (28) days following the Commencement Date under the Church Street Lease (as defined below) (time being of the essence with respect to such date) (the “Phase II Early Cancellation Date”), Tenant shall surrender to Landlord, the portion of Premises on the fifth (5th) floor and a portion of the Premises on the fourth (4th) floor of the Building, each as more particularly shown hatched on Exhibit A-2 annexed hereto (the “Phase II Surrender Premises”) and Original Lease, solely with respect to the Phase II Surrender Premises, and the term and estate thereby granted (including all renewal and/or extension rights), solely with respect to the Phase II Surrender Premises, together with the Phase II Surrender Premises thereby demised, with the intent and purpose that the estate of Tenant in and to the Phase II Surrender Premises shall be extinguished in its entirety and the term of the Original Lease, solely with respect to the Phase II Surrender Premises, shall expire on the Phase II Early Cancellation Date with the same force and effect as if the Phase II Early Cancellation Date were the original Expiration Date of the term of the Original Lease subject, however, to the provisions of this Agreement.  On or prior to the Phase II Early Cancellation Date, Tenant shall deliver to Landlord possession of the Phase II Surrender Premises: (i) free of all Occupancies and all encumbrances of or created by Tenant (or anyone claiming by, through or under Tenant), (ii) in broom-clean condition and otherwise in accordance with the terms, covenants and conditions of the Original Lease as if the Phase II Early Cancellation Date were the Expiration Date and (iii) deliver to Landlord, in working order and condition (but otherwise in its “as is” condition), all of the HVAC Equipment (as defined below) that is located in and/or services (as of the date hereof) the Phase II Surrender Premises (such equipment being referred to as the “Phase II HVAC Equipment”); provided, however, Landlord shall accept the Phase II Surrender Premises in its current “as is” condition subject to Tenant’s obligation to remove any personal property (other than the FF&E (as defined below)) therefrom and subject to Tenant’s obligation to perform Tenant’s Phase II Work (as hereinafter defined) For purposes hereof, the “Church Street Lease” shall mean that certain Agreement of Lease dated the date hereof by and between 100 Church Fee Owner LLC, as landlord, and Centerline Capital Group Inc., as tenant.  For purposes hereof, the “HVAC Equipment” shall mean (a) the 50-ton cooling tower located on the 17th floor setback of in the Building which was initially installed by Tenant, (b) the seven (7) supplemental HVAC units located on the 5th floor of the Premises, (c) the one (1) supplemental HVAC unit located on the 4th floor of the Premises and (d) the 15-ton supplemental HVAC unit located on the 4th floor of the Premises (it being understood and agreed that Tenant shall have no obligation to remove any of such HVAC Equipment on or prior to the Expiration Date).  From and after the Phase II Early Cancellation Date, the Existing Tenant be responsible to maintain, repair and/or replace the Phase II HVAC Equipment in accordance with terms and conditions of the Existing Tenant Agreement (as defined below).  Landlord shall enforce the obligations of the Existing Tenant under the Existing Tenant Agreement to the extent the Existing Tenant fails to comply with its obligations thereunder with respect to the Phase I HVAC Equipment (but only to the extent it affects the Phase II Surrender Premises and/or the Remaining Premises) and/or Phase II HVAC Equipment (but only to the extent it affects the Remaining Premises).

(b)        Notwithstanding anything to the contrary set forth herein, the term and estate granted by the Original Lease as same pertains to the Remaining Premises shall continue in full force and effect until the Expiration Date subject to and in accordance with the provisions of the Original Lease, as modified by this Agreement, and from and after the Phase I Early Cancellation Date, the term “Premises,” as such term is defined in the Original Lease, shall mean the Remaining Premises and the Phase II Surrender Premises and from and after the Phase II Early Cancellation Date, the term “Premises”, as such term is defined in the Original Lease, shall mean the Remaining Premises only.

(c)        (i)           The parties acknowledge that Tenant is currently in occupancy of and has inspected the Premises and the Building and is fully familiar with the physical condition thereof and Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to any portion of the Premises in order to make it suitable and ready for the continued occupancy and use by Tenant following the Phase I Early Cancellation Date and/or the Phase II Early Cancellation Date, as applicable.  Tenant further acknowledges and agrees that, prior to the Phase I Early Cancellation Date, Tenant shall, at its sole cost and expense, perform such work (but specifically excluding the “Staircase Work,” as defined below, which shall be performed by Landlord and which “Staircase Work” may or may not be completed by the Phase I Early Cancellation Date) as is necessary in order to separately demise in a code-compliant manner the Remaining Premises and the Phase II Surrender Premises and separately demise same in a code-compliant manner from the Phase I Surrender Premises (the “Tenant’s Phase I Work”). Tenant further acknowledges and agrees that, prior to the Phase II Early Cancellation Date, Tenant shall, at its sole cost and expense, perform such work as is necessary in order to separately demise in a code-compliant manner the Remaining Premises and separately demise same in code-compliant manner from the Remaining Premises (the “Tenant’s Phase II Work”).   If applicable, Tenant’s Phase I Work and Tenant’s Phase II Work shall each be performed by Tenant in accordance with all applicable terms, covenants and conditions of the Lease in respect of the performance of alterations.  Further, notwithstanding anything to the contrary in the Lease, effective as of the Phase II Early Cancellation Date, Tenant hereby acknowledges and agrees that Tenant shall no longer be entitled to utilize (and Landlord shall have no obligation to provide) any supplemental condenser or chilled water in the Premises that Tenant was entitled to utilize (or that Landlord was required to provide) under the Lease or any of the above-referenced HVAC Equipment.  Landlord hereby represents to Tenant that Landlord has entered into an agreement with the Existing Tenant (as defined below) whereby effective the Phase II Early Cancellation Date (and provided Tenant has delivered the HVAC Equipment to Landlord as aforesaid), said Existing Tenant shall provide 2 tons of condenser water to the Remaining Premises consistent with the manner in which said 2 tons of condenser water is provided by Tenant as of the date hereof and Landlord hereby agrees to enforce said obligation against Existing Tenant if Existing Tenant fails to comply with its obligation under said agreement.  In connection with Tenant’s performance of Tenant’s Phase I Work and/or Tenant’s Phase II Work and notwithstanding anything to the contrary in the Lease, Tenant shall not be required to post any security or bonds or completion guaranty prior to the commencement of such work.

(ii)           Anything to the contrary herein notwithstanding, the parties hereby acknowledge and agree that commencing on date hereof, Landlord (and Landlord’s contractors, agents and representative) shall be granted unfettered access to the Premises (other than the Remaining Premises) in order for Landlord to perform work with respect to the “boxing-in” of the existing internal staircase located between the 4th and 5th floors of the Building, which “boxing-in” shall be done in a Building-standard (but code-compliant so that same is legally demised) manner using sheetrock (and may include the installation of doors that will be installed with lockable panic hardware and no other tenant or occupant will have access through such doors) (the “Staircase Work”); provided, however, in connection with the performance of the Staircase Work (x) simultaneously with Tenant’s execution hereof, Tenant shall pay to Landlord, by good and sufficient check, an amount equal to $25,000.00 in consideration of Landlord’s performance of the Staircase Work, which amount shall be deemed to be Additional Rent under the Lease and (y) Landlord hereby agrees to perform such work after at any time on non-Business Days and after 5:00 pm. and before 9:00 a.m. on Business Days.  If the cost of the Staircase Work exceeds $25,000.00, Landlord shall be solely responsible for the cost above such amount, unless such excess cost arises due to an act or omission of Tenant (or Tenant’s employees, agents, or contractors).  Landlord (or Landlord’s contractors) shall keep the area surrounding the portion of the Premises where Landlord is performing the Staircase Work reasonably clean (with the understanding such construction work is being done in such area) and shall remove any debris from the Premises arising from such Staircase Work on a daily basis in accordance with sound construction practice.  The above notwithstanding, Landlord’s failure to complete the Staircase Work on or before Phase I Early Cancellation Date shall not result, in and of itself, in Tenant being deemed a hold over under the Lease (unless Landlord failed to complete the Staircase Work by such date due to any acts or omissions of Tenant (or any of Tenant’s employees, agents or contractors), provided that Tenant’s mere use of Landlord’s contractor to perform the Tenant’s Phase I Work, as detailed below, shall not be deemed to be an act or omission of Tenant shall delayed Landlord’s completion of the Staircase Work).  So long as Tenant timely surrenders the Phase I Surrender Premises and the Phase II Surrender Premises, Tenant shall have no obligation to remove the internal staircase upon the expiration of the Lease.

(iii)          Anything to the contrary herein notwithstanding, Tenant has informed Landlord that, as of the date hereof, certain portions of Tenant’s Phase I Work will be performed and completed following the date hereof.  As such, in connection with such portions of Tenant’s Phase I Work related to demising in a code-compliant manner, Tenant shall be required to utilize, at Tenant’s sole cost and expense, Landlord’s contractor that is performing the Staircase Work, and same shall be done simultaneous with the performance of such Staircase Work.

(d)        In addition to the foregoing, effective as of the Phase II Early Cancellation Date, Tenant’s rights with respect to space in the basement of the Building (the “Basement Surrender Space”) as set forth in the Second Amendment (and as amended pursuant to the Additional Space Agreement) shall be terminated and shall be of no force and effect and the Original Lease, solely with respect thereto, and the term and estate thereby granted (including all renewal and/or extension rights), solely with respect thereto shall be extinguished in its entirety.  On or prior to the Phase II Early Cancellation Date, Tenant shall deliver to Landlord possession of the Basement Surrender Premises: (i) free of all Occupancies and all encumbrances, and (ii) otherwise in accordance with the terms, covenants and conditions of the Original Lease as if the Phase II Early Cancellation Date were the Expiration Date.  For purposes of this Agreement, all references to the Phase II Surrender Premises and the Surrender Premises, except as otherwise specifically set forth herein to the contrary, shall be deemed to include the Basement Surrender Premises; provided, however, in no event shall Tenant be required to remove any alterations or installations made in the Basement Surrender Premises.

(e)        Landlord hereby acknowledges and agrees that from and after the Phase I Early Cancellation Date and until the Expiration Date, the common corridor located off the elevator vestibule on the 4th floor of the Building and the common area restrooms located on the 4th floor of the Building (each as shown on Exhibit A-1 annexed hereto), shall each remain as so-called common areas for use of the tenants and subtenants located on the 4th floor of the Building.

2.         Tenant’s Representations and Warranties.

(a)        Tenant hereby represents and warrants to Landlord, its successors and assigns, that: (i) the Original Lease has not been assigned, pledged or encumbered, except as described above, (ii) except for Tenant, the Phase I Surrender Premises and the Phase II Surrender Premises are each free of all Occupancies, (iii) Tenant has not created or suffered any Occupancies in and/or to the Phase I Surrender Premises and the Phase II Surrender Premises through and including the date of this Agreement and (iv) all materials, personalty, furnishings, personal property, fixtures, trade fixtures and equipment (the “Property”) presently in the Phase I Surrender Premises and the Phase II Surrender Premises are not subject to any lien, encumbrance, chattel mortgage, title retention or security agreement and no action has been taken or suffered by Tenant as a result of which either the Phase I Surrender Premises and the Phase II Surrender Premises or any Property shall or might be subject thereto.  Tenant covenants and agrees that it shall not at any time hereafter create, suffer or permit the creation of any such rights or encumbrances in or to the Phase I Surrender Premises and the Phase II Surrender Premises or the Property contained therein.  Any Property (other than the FF&E) left in the Phase I Surrender Premises and the Phase II Surrender Premises by Tenant after the Phase I Early Cancellation Date and the Phase II Early Cancellation Date, as applicable, shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such Property in any manner at the expense of Tenant without any obligation to account to Tenant therefor.

(b)        (i)           On the Phase I Early Cancellation Date and in consideration of the payment of $1.00 from Landlord to Tenant (which has been paid on the date hereof), Tenant shall transfer to Landlord all of Tenant’s right, title and interest in the furnishings, fixtures and equipment presently existing within the Phase I Surrender Premises as described on Exhibit B-1 annexed hereto (the “Phase I FF&E”) and the Phase I FF&E shall become the property of Landlord and Tenant hereby disclaims any right to such Phase I FF&E and hereby represents and warrants to Landlord that immediately prior to its transfer to Landlord of the Phase I FF&E: (i) Tenant shall be the owner of the Phase I FF&E, (ii) Tenant shall have the power and authority to transfer the Phase I FF&E to Landlord, and (iii) to Tenant’s knowledge, the Phase I FF&E shall be free and clear of all liens, encumbrances, chattel mortgages, and title retention or security agreements.  Tenant shall be responsible for any sales tax due on account of transfer of the Phase I FF&E by Tenant to Landlord and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against all costs, damages, suits, liabilities and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising from or in connection with the failure of Tenant to pay any such taxes.

(ii)           On the Phase II Early Cancellation Date and in consideration of the payment of $1.00 from Landlord to Tenant (which has been paid on the date hereof), Tenant shall transfer to Landlord all of Tenant’s right, title and interest in the furnishings, fixtures and equipment presently existing within the Phase II Surrender Premises as described on Exhibit B-2 annexed hereto (the “Phase II FF&E”); and collectively with the Phase I FF&E shall be referred to as the “FF&E”)  and the Phase II FF&E shall become the property of Landlord and Tenant hereby disclaims any right to such Phase II FF&E and hereby represents and warrants to Landlord that immediately prior to its transfer to Landlord of the Phase II FF&E: (i) Tenant shall be the owner of the Phase I FF&E, (ii) Tenant shall have the power and authority to transfer the Phase II FF&E to Landlord, and (iii) to Tenant’s knowledge, the Phase II FF&E shall be free and clear of all liens, encumbrances, chattel mortgages, and title retention or security agreements. Tenant shall be responsible for any sales tax due on account of transfer of the Phase II FF&E by Tenant to Landlord and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against all costs, damages, suits, liabilities and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising from or in connection with the failure of Tenant to pay any such taxes.

(iii)          The FF&E shall be transferred to Landlord by Tenant in its then “as-is” condition and Tenant makes no representations to Landlord regarding the fitness of merchantability of such FF&E.  Landlord hereby agrees to deliver the Phase I FF&E and the Phase II FF&E to the Existing Tenant pursuant to the terms and conditions of Landlord’s agreement with said Existing Tenant (unless said Existing Tenant requests otherwise).

(iv)           On the Phase I Early Cancellation Date and on the Phase II Early Cancellation Date, Landlord, Tenant and the Existing Tenant shall jointly conduct a walk-through of the Phase I Surrender Premises and the Phase II Surrender Premises, as applicable, in order to confirm that all Phase I FF&E and Phase II FF&E, as applicable, has been surrendered by Tenant to Landlord.  If any Phase I FF&E shall not be surrendered by Tenant on the Phase I Early Cancellation Date (i.e., such Phase I FF&E shall not be in the Phase I Surrender Premises during such walk-through), and such missing Phase I FF&E is not replaced with substantially similar item(s) by Tenant within seven (7) days (time being of the essence) after such the completion of such walk-through, then Tenant acknowledges and agrees that the Existing Tenant Agreement permits the Existing Tenant to purchase the missing Phase I FF&E, in which case Tenant shall, within ten (10) Business Days of receipt of an invoice therefor from Landlord, pay to Landlord and/or the Existing Tenant, the costs incurred by the Existing Tenant in purchasing such missing Phase I FF&E.    If any Phase II FF&E shall not be surrendered by Tenant on the Phase II Early Cancellation Date (i.e., such Phase II FF&E shall not be in the Phase II Surrender Premises during such walk-through), and such missing Phase II FF&E is not replaced with substantially similar item(s) by Tenant within seven (7) days (time being of the essence) after such the completion of such walk-through, then Tenant acknowledges and agrees that the Existing Tenant Agreement permits the Existing Tenant to purchase the missing Phase II FF&E, in which case Tenant shall, within ten (10) Business Days of receipt of an invoice therefor from Landlord, pay to Landlord and/or the Existing Tenant, the costs incurred by the Existing Tenant in purchasing such missing Phase II FF&E.

3.         Lease Modification.

(a)        From and after the date hereof, Article 62 of the Existing Lease (as amended) is hereby deleted and is of no further force and effect and any reference to terms defined in said Article 62 shall likewise be of no further force and effect.

(b)        From and after the date hereof, Section 3(B) of the Second Amendment (as modified by Paragraph 25 of the Additional Space Agreement) is hereby deleted and is of no further force and effect.

(c)        Effective as of the date hereof, the Expiration Date shall be deemed modified and amended and shall be deemed to be March 31, 2016 for all purposes under the Lease and any reference in the Lease to the “Expiration Date” shall mean March 31, 2016 for all purposes.

(d)        From and after the Phase I Early Cancellation Date, all references in the Additional Space Agreement to the “4th Floor Premises”, the “Fourth Floor Premises, the “5th Floor Premises” and the “Fifth Floor Premises” shall be deemed to be references to the Remaining Premises and the Phase II Surrender Premises, and from and after the Phase II Early Cancellation Date, all references in the Additional Space Agreement to the “4th Floor Premises”, the “Fourth Floor Premises, the “5th Floor Premises” and the “Fifth Floor Premises” shall be deemed to be references to the Remaining Premises.

(e)        Tenant acknowledges and agrees that during the period from the Phase I Early Cancellation Date through the Phase II Early Cancellation Date, in order for Tenant to access the portions of the 4th floor that comprise the Phase II Surrender Premises (the “4th Floor Access Rooms”), Tenant shall be required to arrange such access to the 4th floor Access Rooms with the then-existing tenant of the Phase I Surrender Premises (the “Existing Tenant”).  As such, if Tenant requires access to the 4th Floor Access Rooms, Tenant shall request such access from the Existing Tenant upon reasonable prior notice (which notice may be sent via electronic mail to shawn.segers@poloralphlauren.com and anthony.valera@poloralphlauren.com), and which access shall be limited to (i) during business hours (i.e., 8:00 a.m. to 6:00 p.m.) and (ii) to no more than three (3) times in any one calendar week (it being understood and agreed that the Existing Tenant shall be entitled to have a representative accompany the Tenant in connection with such access).  If Tenant requires access to the 4th Floor Access Rooms at any times other than those set forth herein, upon reasonable prior notice, the Existing Tenant shall arrange for a security guard to be present to permit Tenant to gain access to the 4th Floor Access Rooms at such times and, as a condition to such access, the cost of such security guard shall be payable by Tenant in advance of such access, and in such case, such access shall be granted to Tenant.  In addition to the foregoing, in the event of an emergency, if Tenant shall require access to the 4th Floor Access Rooms, Tenant shall be entitled to contact the following representatives of the Existing Tenant (via electronic mail and/or telephone): shawn.segers@poloralphlauren.com (201-887-1172), Anthony.valera@poloralphlauren.com (917-359-9940) and/or William.stehn@poloralphlauren.com (917-378-6593).  In such case of an emergency, the Existing Tenant (under the Existing Tenant Agreement) has agreed to make available a representative of the Existing Tenant or a security company that will have access to the 4th Floor Access Rooms within one (1) hour of Tenant’s contact to such Existing Tenant representative (or as reasonably promptly thereafter as possible under the circumstances).  In case of such emergency access, Tenant shall be solely responsible for the costs incurred by the Existing Tenant in providing such representative or security company to Tenant as a condition to such access and shall pay such amount to Landlord and/or the Existing Tenant, within ten (10) Business Days of receipt of an invoice therefore (as Additional Rent hereunder), same being deemed to be Additional Rent under the Lease.  Landlord hereby represents to Tenant that Landlord has entered into an agreement with the Existing Tenant (the “Existing Tenant Agreement”) which requires the Existing Tenant to provide access to the 4th Floor Access Rooms pursuant to the terms of this clause (e) and if the Existing Tenant fails to provide such access as detailed herein, Landlord hereby agrees to enforce the terms of such agreement against said Existing Tenant.

(f)         From and after the Phase II Early Cancellation Date, Article 60 of the Existing Lease (as amended by the Additional Space Agreement) and Paragraph 4 of the Second Amendment are all hereby deleted.

(g)        From and after the date hereof, Article 55 of the Lease (as amended) shall be deleted in its entirety and replaced with the following:

“Section 55.1  This Lease, and all rights of Tenant hereunder, are, and shall continue to be, subject and subordinate in all respects to:
(1)           all ground leases, overriding leases and underlying leases of the land and/or the building now or hereafter existing;
(2)           all mortgages that may now or hereafter affect the land, the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings;
(3)           each and every advance made or hereafter to be made under such mortgages;
(4)           all renewals, modifications, replacements and extensions of such leases and such mortgages; and
(5)           all spreaders and consolidations of such mortgages.

Section 55.2   The provisions of Section 55.1 of this Article shall be self-operative, and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall execute and deliver any instrument that Landlord, the lessor of any such lease, the holder of any mortgage or any of its successors in interest shall reasonably request to evidence such subordination and, in the event that Tenant shall fail to execute and deliver any such instrument within ten (10) days after request therefor, Tenant shall be deemed to have executed such instrument.  The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article 55 are herein sometimes called “superior leases”, the mortgages to which this Lease is, at the time referred to, subject and subordinate are herein sometimes called “superior mortgages”, the lessor of a superior lease or its successor in interest at the time referred to is sometimes herein called a “lessor” and the mortgagee under a superior mortgage or its successor in interest at the time referred to is sometimes herein called a “mortgagee”.

Section 55.3    In the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until:

(i)         it has given written notice of such act or omission to the mortgagee of each superior mortgage and the lessor of such superior lease whose name and address shall previously have been furnished to Tenant; and

(ii)        a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such mortgagee or lessor shall have obtained possession of the Premises and become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy).  Nothing contained herein shall obligate such lessor or mortgagee to remedy such act or omission.

Section 55.4   If the lessor of a superior lease or the mortgagee of a superior mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such party so succeeding to Landlord’s rights (hereinafter sometimes called a “successor landlord”), and upon such successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment.  Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment, except that such successor landlord shall not be subject to any offset or liable for any previous act or omission of Landlord under this Lease.

Section 55.5   If, in connection with obtaining financing or refinancing for the Building, a banking, insurance, or other lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not materially increase the obligation, or materially decrease the rights, of Tenant hereunder.  In no event shall a requested modification of this Lease requiring Tenant to do the following be deemed to materially adversely affect the leasehold interest hereby created:

(i)         give notice of any default by Landlord under this Lease to such lender and/or permit the curing of such defaults by such lender; and

(ii)        obtain such lender’s consent for any modification of this Lease.

Section 55.6   Following the date of that certain Lease Modification and Partial Surrender Agreement by and between Landlord and Tenant, this Lease may not be modified or amended so as to reduce the Rent, shorten the term, or otherwise materially affect the rights of Landlord hereunder, or be canceled or surrendered, without the prior written consent in each instance of the ground lessors and of any mortgagees whose mortgages shall require such consent.  Any such modification, agreement, cancellation or surrender made without such prior written consent shall be null and void.

Section 55.7   Tenant agrees that if this Lease terminates, expires or is canceled for any reason or by any means whatsoever by reason of a default under a ground lease or mortgage, and the ground lessor or mortgagee so elects by written notice to Tenant, this Lease shall automatically be reinstated for the balance of the term which would have remained but for such termination, expiration or cancellation, at the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same force and effect as if no such termination, expiration or cancellation had taken place.  Tenant covenants to execute and deliver any instrument required to confirm the validity of the foregoing.”

(h)    Notwithstanding anything to the contrary in the Lease and commencing on the Phase I Early Cancellation Date and ending on the Phase II Early Cancellation Date, Tenant shall be required to provide condenser water to the Existing Tenant in order to sufficiently operate the Phase I HVAC Equipment (provided no such condenser water shall exceed the amount of supplemental HVAC service currently servicing (as of the date hereof) the Phase I Surrender Premises).  During the period of time commencing on the date hereof and ending on the Phase II Early Cancellation Date, Tenant shall maintain, repair and/or replace the Phase II HVAC Equipment in accordance with the terms of the Lease and Tenant shall perform all such maintenance, repairs and/or replacements as promptly and diligently as possible.

(i)     Notwithstanding anything to the contrary in the Lease, commencing on the Phase I Early Cancellation Date and ending on the Phase II Early Cancellation Date, Tenant shall pay for the electricity consumed and used by Tenant in the Premises (but excluding the portion of the Premises located on the 5th floor of the Building, which shall continued to be paid and billed on a submetered basis pursuant to the terms of the Lease) on a fixed amount basis and not on a submetered  basis.  As such, commencing on the Phase I Early Cancellation Date and ending on the Phase II Early Cancellation Date, Tenant shall pay to Landlord an amount equal to $11,021.45 per month for the Remaining Premises and the Phase II Surrender Premises (but excluding the portion of the Premises located on the 5th floor of the Building), and pro-rated for any partial years, payable with the Fixed Annual Rent, to compensate Landlord for Tenant’s use of electricity in the Premises (excluding the portion of the Premises located on the 5th floor of the Building) (which amount is not included in the Fixed Annual Rent set forth in Section 4 below), and for all purposes, the term “Electricity Additional Rent”, as defined in Article 43 of the Original Lease (as amended) shall mean such amount with respect to the portion of the Premises affected by such payment.  Commencing on the Phase II Early Cancellation Date, Tenant shall pay for electricity in the Remaining Premises on a submetered basis pursuant to the terms of the Lease and prior to the Phase II Early Cancellation Date, Landlord shall install, at Landlord’s cost and expense, a submeter measuring the electricity usage in the Remaining Premises.

4.     Fixed Annual Rent and Escalations for the Remaining Premises.

(a)    In lieu of any provisions set forth in the Lease pertaining to the payment of Fixed Annual Rent, commencing in the day immediately following the Phase I Early Cancellation Date, Fixed Annual Rent shall be payable in accordance with this Section 4(a). Commencing on the day immediately following the Phase I Early Cancellation Date and ending on the Expiration Date, Tenant shall pay Fixed Annual Rent (excluding Electricity Additional Rent) for the Premises (i.e., the Remaining Premises and the Phase II Surrender Premises) at the following rates:

(i)           $4,205,820.00 per annum ($350,485.00 per month) for the period commencing on the day immediately following the Phase I Early Cancellation Date and ending on December 31, 2015; and

(ii)          $4,556,305.00 per annum ($379,692.08 per month) for the period commencing on January 1, 2016 and ending on the Expiration Date.

The above notwithstanding, if (X) the Phase II Early Cancellation Date occurs on or prior to December 31, 2015, then, effective as of, and from and after, the Phase II Early Cancellation Date, the Fixed Annual Rent detailed in Section 4(a)(i) above shall be deemed modified to be $1,435,980.00 per annum ($119,665.00 per month) and the Fixed Annual Rent detailed in Section 4(a)(ii) above shall be deemed modified to be $1,555,645.00 per annum ($129,637.08 per month), in lieu of the Fixed Annual Rent set forth in clauses (i) and (ii) above or (Y) the Phase II Early Cancellation Date occurs after December 31, 2015, then, effective as of, and from and after, the Phase II Early Cancellation Date, the Fixed Annual Rent detailed in Section 4(a)(ii) above shall be deemed modified to be $1,555,645.00 per annum ($129,637.08 per month), in lieu of the Fixed Annual Rent set forth in clause (ii) above.

(b)        In addition to the payment of Fixed Annual Rent as hereinabove provided, Tenant shall continue to pay Additional Rent and other charges for the Remaining Premises as originally provided for in the Original Lease provided, however, that, (x) effective as of the day immediately following the Phase I Early Cancellation Date, “Tenant’s Proportionate Share” (as defined in the Existing Lease) in respect of the Premises (i.e., the Remaining Premises and the Phase II Surrender Premises) shall mean: (i) 12.663% for purposes of calculating Tenant’s Proportionate Share of Tax Increases, and (ii) 14.493% for purposes of calculating Tenant’s Proportionate Share of Operating Expenses and (y) effective as of the day immediately following the Phase II Early Cancellation Date, “Tenant’s Proportionate Share” (as defined in the Existing Lease) in respect of the Remaining Premises shall mean: (i) 4.323% for purposes of calculating Tenant’s Proportionate Share of Tax Increases, and (ii) 4.948% for purposes of calculating Tenant’s Proportionate Share of Operating Expenses.

5.         Survival of Obligations.

Neither the cancellation of the Lease hereunder, solely with respect to the applicable Surrender Premises, nor the surrender of the applicable Surrender Premises pursuant hereto shall release Tenant from its liability for any of its obligations accruing: (a) under the Lease with respect to the Remaining Premises (or with respect to the Phase I Surrender Premises prior to the Phase I Early Cancellation Date or with respect to the Phase II Surrender Premises prior to the Phase II Early Cancellation Date) or (b) under this Agreement.  Tenant acknowledges and agrees that (i) the Lease (as modified by this Agreement) is in full force and effect, that Landlord is not in default in performance of any covenant, agreement or condition contained in the Lease and that there are no offsets or defenses which Tenant may have against Landlord and (ii) no consideration has been paid or is payable by Landlord in connection with the transaction which is the subject of this Agreement except to the extent expressly provided for herein.

6.     Reletting of and Holdover in the Surrender Premises.

(a)        If Tenant shall remain in possession of the Phase I Surrender Premises following the Phase I Early Cancellation Date and/or the Phase II Surrender Premises following the Phase II Early Cancellation Date (though nothing contained herein shall permit such possession) and has not surrendered and vacated either the Phase I Surrender Premises and/or the Phase II Surrender Premises to Landlord in the condition required herein on or before the Phase I Early Cancellation Date or the Phase II Early Cancellation Date, as applicable, then Tenant shall be deemed to be a holdover in respect of the Phase I Surrender Premises and/or the Phase II Surrender Premises, as applicable, and be subject to all of Landlord’s rights and remedies set forth in the Lease under Article 54 of the Existing Lease as if such rights and remedies applied separately to the Phase I Surrender Premises and/or the Phase II Surrender Premises, as applicable, and as if the Phase I Early Cancellation Date or the Phase II Early Cancellation Date, as applicable, were the expiration of the term, and Landlord may pursue against Tenant any and all remedies available to it as landlord under the Lease or this Agreement or otherwise, at law or  in equity, separately in respect of the Phase I Surrender Premises and/or the Phase II Surrender Premises, as applicable.  In addition to the foregoing, Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Phase I Surrender Premises and/or the Phase II Surrender Premises, as applicable, including, without limitation, any claims made by any succeeding tenant founded on such delay and including any consequential damages and/or lost opportunities.

(b)   All of aforesaid obligations of Tenant provided for in this Article 6 shall survive the expiration or sooner termination of the term of the Lease.

7.         Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

8.         Entire Agreement.

The Original Lease, as modified by this Agreement, represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto.  All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein, other than the Original Lease, are hereby merged herein. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, except as specifically set forth in this Agreement.  Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Agreement.  Landlord shall not be liable or bound in any manner by any oral or written statement, broker’s “set-up”, representation, agreement or information pertaining to this Agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

9.         Effectiveness.

This Agreement shall not be binding upon Landlord and Tenant until executed and delivered by both Landlord and Tenant.

10.       Ratification.

Except as modified by this Agreement, Tenant acknowledges and agrees that the Lease has not been modified and remains in full force and effect and Landlord has not waived any requirement of the Lease.

11.       No Brokers/Indemnification.

Landlord and Tenant each covenant, represent and warrant to the other that neither party has had dealings or negotiations with any broker or agent in connection with the consummation of this Agreement other than SL Green Leasing LLC and CB Richard Ellis, Inc., and (i) Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent (excluding SL Green Leasing LLC, but including CB Richard Ellis, Inc.) claiming to have dealt with Tenant with respect to this Agreement or the negotiation thereof and (ii) Landlord covenants and agrees to defend, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent (excluding CB Richard Ellis, Inc., but including SL Green Leasing LLC) claiming to have dealt with Landlord with respect to this Agreement or the negotiation thereof.

12.       Miscellaneous.

(a)        The captions in this Agreement are for convenience only and are not to be considered in construing this Agreement.

(b)        This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

(c)        Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Lease.

(d)   If any provision of this Agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this Agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

(e)   This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement, and an executed counterpart delivered by “.pdf”, facsimile or email shall be binding upon the parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

SLG 625 LESSEE LLC, as Landlord

By:	/s/ Steven M. Durels
Name:	Steven M. Durels
Title:	Executive Vice President, Director of Leasing and Real Property

CENTERLINE AFFORDABLE HOUSING ADVISORS LLC, as Tenant

By:	/s/ Kelly Schnur
Name:	Kelly Schnur
Title:	Sr. Managing Director

CONSENT AND RATIFICATION

The undersigned, as Guarantor of the Lease under the terms and conditions set forth in that certain Guaranty dated January 15, 2005, hereby consents to the foregoing amendment of the Lease on the terms and conditions hereinabove set forth and agrees that its guarantee of payment and performance by Tenant under the Lease shall remain in full force and effect in accordance with its terms and shall encompass all of Tenant’s obligations under the Lease, as amended by this Agreement.

Dated: August 8, 2011

CENTERLINE HOLDING COMPANY, f/k/a as CharterMac, as Guarantor

By:	/s/ Kelly Schnur
Name:	Kelly Schnur
Title:	Sr. Managing Director

EXHIBIT A-1

Phase I Surrender Premises

A
B
C
D
PHASE I

625 MADISON AVENUE
4TH FLOOR

SL GREEN REALTY CORP.

EXHIBIT A-2

Phase II Surrender Premises

A
C
D
B
PHASE II
SCALE

625 MADISON AVENUE
4TH FLOOR

SL GREEN REALTY CORP.

PHASE III

625 MADISON AVENUE
5TH FLOOR

SCALE:
0 6' 12' 24' 48'

SL GREEN
REALTY CORP.

EXHIBIT A-3

Remaining Premises

A
B
C
D
PHASE I

625 MADISON AVENUE
4TH FLOOR

SL GREEN REALTY CORP.

EXHIBIT B-1

Phase I FF&E

4th Floor Furniture Inventory

Updated 7/13/11

	Desk Type				Bookcase Type		File Cabinet			Chairs		Other Items
Office 4th	U - Left	U-Right	Regular	Credenza w/Bridge	5-Shelf	Storage	2-drawer	3-drawer	other	Task	Guest	
1		1		1		1		1		1	3	
2	1			1		1		1		1	2	
3	1			1		1		1		1	2	
4	1			1		1		1		1	2	
5	1			1		1		1		1	2	
6	1			1		1		1		1	2	
7		1		1		1		1		1		
8						1				8		Conference Table, side table
9	1			1		1	1	1		1	2	
10		1		1		1		1	4 drawer	1	2	
11		1		1		1		1	4 drawer	1	2	
12	1			1		1	1	1		1		
13	1			1		1		1		1	2	
14		1		1		1		1		1	2	
15	1			1		1		1	4 drawer	1	2	
16		1		1		1		1		1	2	
17	1			1		1		1		1	2	
18			1	1		1	1	1		1	2	
19						6 drawer				17		Conference Table
20			1				1			1	2	2 side tables, 1 entertainment center
21			1		1			1		1	3	Couch
22	1			1			1	1		1	2	
Cubicle 4th												
23		1		1			1	1		1		
24		1		1						1		
25		1		1			2	1		1		
26		1		1			1	1		1		
27		1		1			1	1		1		
28		1		1			1	1		1		
29	1			1			1	1		1		
30		1		1			1	1		1		
31	1			1			1	1		1		
32		1		1			1	1		1		
33	1			1						1		
34	1			1			1	1		1		
35	1			1						1		
36	1			1			1	1		1		
37	1			1			1	1		1		
38		1		1			1	1		1		
39	1			1			1	1		1		
40	1			1			1	1		1		
41	1			1			1	1		1		

Leg = Longest part of desk

Updated 7/13/11

	Desk Type				Bookcase Type		File Cabinet			Chairs		Other Items
Cubicle 4th	U - Left	U-Right	Regular	Credenza w/Bridge	5-Shelf	Storage	2-drawer	3-drawer	other	Task	Guest	
42		1		1			1	1		1		
43		1		1			1	1		1		
44		1		1			1	1		1		
45		1		1			1	1		1		
46		1		1			1	1		1		
47		1		1			1	1		1		
48	1			1			1	1		1		
49		1		1			1	1		1		
50	1			1			1	1		1		
51		1		1			1	1		1		
52			1							2		
53	1			1			1	1		2		
54	1			1			1	1		2		
55		1		1			1	1		1		
56		1		1			1	1		1		
57	1			1			1	1		1		
58	1			1			1	1		1		
59	1			1			1	1		1		
60	1			1			1	1		1		
61	1			1			1	1		1		
62	1			1			1	1		1		
63	1			1			1	1		1		
64	1			1			1	1		1		
65	1			1			1	1		1		
66				1			1	1		1		
67	1			1			1	1		1		
68		1		1			1	1		1		
69		1		1			1	1		1		
70		1		1			1	1		1		
71		1		1						1		
72		1		1			1	1		1		
73		1		1			1	1		1		
74 Lunchroom										20		5 tables, 2 refrigerators, dishwasher
Sealed Section												
75		1		1			1	1		1		
76	1			1				2		1	2	
77	1			1		2	2	1		1	2	3 side tables
78		1		1			2	1		1		
Cubicles												
79		1		1			1	1		1		
80		1		1			1	1		1		
81		1		1			1	1		1		

Leg = Longest part of desk

FILE CABINET MEASUREMENTS/COUNT 4TH FLOOR

COUNT	Measurements	# Of Drawers
4	41 1/2 inches	4
1	29 inches	4
5	35 inches	4
1	41 inches	4
2	40 1/2 inches	4
1	41 inches	4
1	40 1/2 inches	4
2	41 inches	4
4	36 inches	4
1	41 inches	4
1	36 inches	4
1	40 1/2 inches	4
1	35 inches	4
1	41 inches	4
1	36 inches	4

EXHIBIT B-2

Phase II FF&E

Phase II FFE Inventory

	Desk Type					Bookcase Type		File Cabinet			Chairs		Other Items
Office 5th Fl	U - Left	U-Right	Regular	Credenza w/Bridge	Overhead	5-Shelf	Storage	2-drawer	3-drawer	other	Task	Guest	
1 Exec Conf.											6		1 side table, 2 credenza, couch, entertainment center, round table
2		1					1		2		1	2	side table
3		1		1			1	1	1		1	2	couch. 2 side tables
4		1			1		1	1	1		1	2	
5		1		1				1	1		1	2	couch
6	1				1		1		1		1	2	
7		1			1		1		1		1	2	
8		1				2	1		1		1	2	
9		1					1		1		1	2	
10											18		Conference Table
11											2	4	2 side tables
12			1					1			2		Table
13													Refrigerator, Ice Maker, Dishwasher
14 Conf 5B											12		Conference Table
15		1						2	1		1	2	
16		1				1		1	2		1	2	
17	1					1			2		1	2	
18			1		1			1			1	2	Couch
19 Conf 5C								1	1		12		Conference Table, Drawing Table
20		1						1	1		1	4	Round Table
21		1			1		1	1	1		1	4	Round Table
22		1			1		1	2	1		1	2	
23		1			1			1	1		1	2	
24		1			1		1	1	1		1	2	
25		1			1		1	1	1		1	2	
26		1			1		1	1	1		1	1	
27		1			1			1	1		1	2	
28		1			1			1	1		1	1	
29		1			1		1	1	1		1	2	
30		1			1			1	1		1	1	Couch
31		2			2		1	1	2		2	2	Round Table
32		1			1			1	1		1	2	
33		1			1		1	1	1		1	2	
34		1			1			2	1		1	2	
35		1			1	1			1		1	2	
36		1			1	1		1	1		1	2	
37		1			1			1	1		1	2	
38		1			1			1	1		1	2	
39		1			1		1		1		1	1	
40			2		4	1		2	2		2	2	
41		1			1		1	1	1		1	2	
42		1			1	1			2	4-dr	1	2	
43		1			1		1		1		1	2	

Leg = Longest part of desk

Desk Type					Bookcase Type		File Cabinet			Chairs		Other Items
Office 5th Fl	U - Left	U-Right	Regular	Credenza w/Bridge	Overhead	5-Shelf	Storage	2-drawer	3-drawer	other	Task	Guest	
44		1			1		1	1	1		1	2	
45		1			1	2	1		1		1	2	
46		1			1	1	1		1		1	2	
47		1			1			1	1		1	1	
48		1			1		1		1		1	2	Couch
49		1			1		1	1	1		1	2	
50		1			1			1	1		1	1	
51		1			1	1		1	1		1	1	
52		1		1			1		1		1	2	Couch, side table
53		1			1		1		1		1	2	
54		1			1		1		1		1	2	
55	1			1		1	1	1	1		1	2	Couch, side table
56		1			1		1		1		1	1	Couch
57		1			1	1	1	1	1		1	2	Round Table
58		1			1		1	1	1		1	2	
59		1			1		2		1		1	1	
60		1			1		1		1		1	2	
61		1		1			1		1		1	2	Couch, side table
62	1			1		1	1	1	1		1	2	Couch
63 Lunchroom											8		Refrigerator, 2 tables
64 IT								3	2		13		6 Tables
65 Tax	3	7			10			11	12		10		Credenza
Cubicle 5th Fl													
66		1			1			3	1		1		
67	1				1			1	1		1		
68	1				1			1	1		1		
69	1				1			1	1		1		
70		1			1			1	1		1		
71		1			1			1	1		1		
72		1			1			1	1		1		
73	1				1			1	1		1		
74		1			1			3	2		1		
75	1				1			1	1		1		
76	1				1			1	1		1		
77	1				1			1	1		1		
78	1				1			2	1		1		
79	1				1			1	1		1		
80	1				1			1	1		1		
81	1				1			1	1		1		
82	1				1			1	1		1		

Leg = Longest part of desk

Desk Type					Bookcase Type		File Cabinet			Chairs		Other Items
Cubicle 5th Fl	U - Left	U-Right	Regular	Credenza w/Bridge	Overhead	5-Shelf	Storage	2-drawer	3-drawer	other	Task	Guest	
83	1				1			1	1		1		
84	1				1			1	1		1		
85	1				1			1	1		1		
86	1				1			1	1		1		
87	1				1			1	1		1		
88	1				1			1	1		1		
89	1				1			1	1		1		
90	1				1			1	1		1		
91	1				1			1	1		1		
92	1				1			1	1		1		
93	1				1			1	1		1		
94	1				1			1	1		1		
95	1				1			1	1		1		
96	1				1			1	1		1		
97	1				1			2	1		1		
98	1				1			1	1		1		
99	1				1			1	1		1		
100	1				1			1	1		1		
101	1				1			1	1		1		
102		1			1				2		1		
103	1				1			1	1		1		
104		1			1			1	1		1		
105		1			1			1	1		1		
106		1			1				1		1		
107		1			1				2		1		
108		1			1			1	1		1		
109		1			1			1	1		1		
110		1			1			1	1		1		
111		1			1			1	1		1		
112		1			1			1	1		1		
113		1			1			1	1		1		
114		1			1			1	1		1		
115		1			1			1	1		1		
116		1			1			1	1		1		
117		1			1			1	1		1		
118		1			1			1	1		1		
119	1				1			2	1		1		
120	1				1			1	1		1		
121	1				1			1	1		1		
122	1	1						2	2		2		
123	1	1						1	1		2		
124		1			1			1	1		1		
125		1			1			2	1		1		

Leg = Longest part of desk

Desk Type					Bookcase Type		File Cabinet			Chairs		Other Items
Cubicle 5th Fl	U - Left	U-Right	Regular	Credenza w/Bridge	Overhead	5-Shelf	Storage	2-drawer	3-drawer	other	Task	Guest	Other Items
126		1			1			1	1		1		
127	1				1			2	1		1		
128	1				1				1		1		
129	1				1			1	1		1		
130	1		1		1			1	2		2		
131		1			1			1	1		1		
132		1			1			1	1		1		
133		1			1			1	1		1		
134	1				1			1	1		1		
135		1			1			1	1		1		
136	1				1			1	1		1		
137		1			1			1	1		1		
138		1			1			1	1		1		
139	1				1			1	1		1		
140		1			1			1	2		1	1	
141		1			1			1	2		1	1	
142		1			1	1		1	1		1	1	
143	1				1			1	1		1		
144	1	1			2			2	2		2		
145	1	1			2				4		2		
146	1				1			1	1		1		
147		1			1			1	1		1		
148		1			1			1	1		1		
149		1			1			2	1		1	1	
150	1				1			1	1		1		
151	1				1			1	1		1		
152		1			1			1	1		1		
153	1				1			1	1		1		
154		1			1				1		1		
155		1			1				1		1		
156	1				1			1	1		1		
157	1				1			1	1		1		
158	1				1			1	1		1		
159		1			1			1	1		1		
160	1	1			2			2	3	4-dr	2	2	
161	1	1			2			2	4	3-shelf	2	1	
162		1			1			1	1		1	1	
163		1			1			1	1				
164	1				1			2	1		1		
165		1			1			1	1		1		
166		1			1			1	1		1		
167	1				1			1	1		1		
168	1				1			1	1		1		

Leg = Longest part of desk

Desk Type					Bookcase Type		File Cabinet			Chairs		Other Items
Cubicle 5th Fl	U - Left	U-Right	Regular	Credenza w/Bridge	Overhead	5-Shelf	Storage	2-drawer	3-drawer	other	Task	Guest	Other Items
169	1				1			1	1		1		
170		1			1			1	1		1		
171	1				1			1	1		1		
172		1			1			1	1		1		
173	1				1			1	1		1		
174		1			1			3	1		1		

Leg = Longest part of desk

FILE CABINET MEASUREMENTS/COUNT 5TH FLOOR

COUNT	Measurements	# Of Drawers
12	42 inches	5
6	42 inches	2
7	42 inches	3
67	36 inches	5
2	36 inches	4
18	30 inches	5
3	30 inches	2
4	30 inches	3
2	30 inches	4